Exhibit 10.1
SECOND AMENDMENT TO THE
AMENDED AND RESTATED ADVISORY AGREEMENT
BY AND BETWEEN
COLE CREDIT PROPERTY TRUST II, INC.
AND
COLE REIT ADVISORS II, LLC
This SECOND AMENDMENT to the AMENDED AND RESTATED ADVISORY AGREEMENT (this “Amendment”) is made as of June 22, 2010, by and between COLE CREDIT PROPERTY TRUST II, INC., a Maryland corporation (the “Company”), and COLE REIT ADVISORS II, LLC, a Delaware limited liability company (the “Advisor”). This Amendment amends that certain Amended and Restated Advisory Agreement dated as of September 16, 2005, by and between the Company and the Advisor (the “Advisory Agreement”) and as amended by that certain First Amendment to the Advisory Agreement dated as of April 17, 2006. Any term used herein not otherwise defined shall have the definition ascribed to such term in the Advisory Agreement.
WHEREAS, the Independent Directors resolved to modify the definition of “Aggregate Assets Value” in the Advisory Agreement such that the Asset Management Fee payable to the Advisor will hereinafter be based upon the most recent aggregate valuation of the Company’s Assets established by the Board of Directors without reduction for depreciation, bad debts or other non-cash reserves and without reduction for any debt secured by or relating to such Assets; and
WHEREAS, Section 6.04 of the Advisory Agreement provides that the Advisory Agreement shall not be changed, modified, or amended, in whole or in part, except by an instrument in writing signed by both parties hereto, or their respective successors or assignees;
NOW, THEREFORE, in consideration of the mutual promises, covenants and agreements herein contained, and other good and valuable consideration, the receipt and sufficiency of which are hereby acknowledged, the parties hereby agree as follows:
1. Article I, “Definitions”, is hereby amended by deleting the definition of “Aggregate Assets Value” in its entirety and replacing it with the following:
“AGGREGATE ASSETS VALUE. During such periods in which the Board of Directors is determining on a regular basis (no less frequently than every 18 months) the current value of the Company’s net assets for purposes of making a reasonable estimate of the per share value of the Shares, “Aggregate Assets Value” will mean the most recent aggregate valuation of the Company’s Assets established by the Board of Directors without reduction for depreciation, bad debts or other non-cash reserves and without reduction for any debt secured by or relating to such Assets.”
2. This Amendment may be executed in any number of counterparts, each of which shall be deemed to be an original as against any party whose signature appears thereon, and all of such counterparts shall together constitute one and the same instrument. This Amendment shall become binding when one or more counterparts hereof, individually or taken together, shall bear the signatures of all of the parties reflected hereon as the signatories. This Amendment may be executed and delivered by fax (telecopier); any original signatures that are initially delivered by fax shall be physically delivered with reasonable promptness thereafter.
3. Except as specifically amended hereby and as previously amended, the Advisory Agreement shall remain in full force and effect.

IN WITNESS WHEREOF, the undersigned have set their hands and seals as of the date first above written.

COLE CREDIT PROPERTY TRUST II, INC.
/s/ D. Kirk McAllaster, Jr.
D. Kirk McAllaster, Jr.
Executive Vice President and Chief Financial Officer

COLE REIT ADVISORS II, LLC
/s/ John M. Pons
John M. Pons
Executive Vice President, General Counsel and Secretary